Exhibit 10.5

TECHNOLOGY TRANSFER AGREEMENT

In this TECHNOLOGY TRANSFER AGREEMENT (the “Agreement”), made and entered into as of the 25th day of July, 2016 (“Effective Date”), by and among BioVie Inc. (“BioVie”) having a place of business at 100 Cummings Center, Suite 247-C, Beverly, Massachusetts 01915, and the University of Padova (a/k/a Universita degli Studi di Padova), an Italian University (“University”) having a place of business at Via 8 febbraio 2, 35122 Padova, Italy, the parties hereby agree as follows:

1.	University and BioVie co-own certain rights, titles, and interests in and to, the following patent applications, including the inventions disclosed therein and claimed therein (“the Patent Applications”):

Application No.	Filing Date	Title
US 62/321,558	12 April 2016	TREATMENT OF ASCITES
US 62/267,510	15 December 2015	TREATMENT OF ASCITES
US 62/186,638	30 June 2015	TREATMENT OF ASCITES
PCT/US2016/40284	30 June 2016	TREATMENT OF ASCITES
US 15/198,050	30 June 2016	TREATMENT OF ASCITES
JP 2016/128584	29 June 2016	TREATMENT OF ASCITES

2.	BioVie desires to acquire and University desires to assign to BioVie all of University’s right, title, and interest in and to the Patent Applications and any inventions disclosed or claimed therein.

3.	University shall transfer, grant, convey, assign, and relinquish exclusively to BioVie, within thirty business days after execution of this Agreement (“the Transfer Date”), all of University’s right, title, and interest in and to Patent Applications, the inventions disclosed or claimed therein, and any non-provisional applications relating thereto or claiming priority thereto, and all divisions, continuations, reissues, reexaminations, renewals, and extensions thereof, and all rights of priority under International Conventions and applications for Letters Patent that may hereafter be filed for said improvements or for the said Patent Applications in any country or countries foreign to the United States.

4.	University shall execute and deliver to BioVie the Assignment in Attachment A, and, from time to time after the date hereof upon the request of BioVie, such further conveyance instruments as may be necessary or desirable to evidence more fully the transfer of ownership of all the Patent Applications to BioVie, or the original ownership of all the Patent Applications on the part of University, to the fullest extent possible. University further agrees to provide testimony in connection with any proceeding affecting the right, title, interest, or benefit of BioVie in and to the Patent Applications and to perform any other acts deemed necessary to carry out the intent of this Agreement.

5.	Bio Vie shall pay to University the sum of three thousand US Dollars (US$ 3,000) within 30 business days of the Transfer Date. Upon issuance of the Patent Application in the United States, BioVie shall pay to University the sum of five thousand Dollars ($ 5,000) within 30 business days of issuance.

6.	Additionally, upon issuance of Patent Applications in any country, BioVie agrees to pay to University a Transfer Fee of 5% of net sales related to Terlipressin Products that contain standard unmodified terlipressin (i.e. terlipressin which is currently available in Europe) as an active ingredient, developed by BioVie or its affiliates for continuous infusion, on a country by country basis. Such Transfer Fee shall be capped at no more than US $ 200,000 per year in aggregate for all countries. Transfer Fee payments shall commence on date of first Commercial Sale (payable quarterly in arrears) and shall expire on a country by country basis upon expiry of the Patent Rights in that country. For the purpose of this Agreement, net sales means the gross amount received for the sale of Terlipressin Products by BioVie and its affiliates less (a) trade, quantity and early pay cash discounts or rebates which are actually allowed, (b) amounts repaid or credited by reason of returns and rebates, including any statutory or contractual liability for rebates to be paid to or for the benefit of any government entity including, but not limited to, rebates to be paid pursuant to the Medicaid rebate legislation and state and local government rebate programs, (c) any adjustments granted to customers for repayments, allowances or credits for rejected or damaged product, retroactive price adjustments (e.g., floorstock adjustments), reprocurement fees, promotional allowances, chargebacks, or other customary discounts, deductions and administrative fees directly related to such product, (d) special handling fees, transportation and insurance charges to the extent included in the invoice price and (e) actual sales, use or excise taxes, tariff or custom duties, and other governmental charges to the extent included in the invoice.

7.	Bio Vie shall grant to University, including its assignees, a nonexclusive, nonsublicensable, worldwide license for academic research purposes only, under the object of the Transfer.

8.	BioVie will not abandon the prosecution of any Patent Application (except in favor of a continuation, divisional or continuation-in-part application) or the maintenance of any Patent Rights without notifying the University in writing at least 60 days in advance of any applicable deadline. If University wishes to continue prosecution of such Patent Rights, then the Parties will negotiate in good faith an appropriate arrangement to enable University to continue prosecution and commercialization of such Patent Rights.

9.	In furtherance of this Agreement, University hereby acknowledges that, from the Transfer Date forward, BioVie has succeeded to all of University’s right, title, and standing to receive all rights and benefits pertaining to the Patent Applications underlying or relating to the Patent Applications, institute and prosecute all suits and proceedings, and take all actions that BioVie, in its sole discretion., may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind under any and all Patents granted from the Patent Applications, whether arising before or after the Transfer Date, defend, settle and compromise any and all such actions, suits, or proceedings relating to such transferred and assigned rights, title, interest. and benefits, and do all other such acts and things in relation thereto as BioVie, in its sole discretion, deems advisable.

10.	University represents and warrants that no consents of any other parties are necessary or appropriate under any agreement concerning any of the Patent Applications in order for the transfer and assignment of any of the Patent Applications under this Agreement to be legally effective.

11.	University represents and warrants that upon consummation of this Agreement, BioVie shall have good and marketable title to the Patent Applications, free and clear of any and all liens, mortgages, encumbrances, pledges or security interests.

Technology Transfer Agreement

12.	This Agreement shall inure to the benefit of, and be binding on, the parties hereto together with their respective legal representatives, successors, and assigns.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois, USA, without regard to any rule or choice of law principle of Illinois that would dictate the application of the law of another jurisdiction. Any action arising under this Agreement shall be commenced in a court of competent jurisdiction in Chicago, Illinois, USA.

IN WITNESS WHEREOF, the parties have caused this Transfer Agreement to be executed by their duly authorized representative.

BioVie. Inc.

By:	/s/ Jonathan M. Adams

Name Printed:	Jonathan M. Adams

Title:	CEO

Date:	July 25th, 2016

Address:	100 Cummings Center, Suite 247-C
Beverly, Massachusetts 01915

University of Padova

Signature:	/s/ Mrs. Emanuela Ometto

By:	Mrs. Emanuela Ometto

Title:	CEO

Date:	July 25th, 2016

Address:	Via 8 Febbraio, 2
35122 Padova, Italy

Technology Transfer Agreement

ATTACHMENT A

ASSIGNMENT

WHEREAS, the University of Padova (a/k/a Universita degli Studi di Padova), an Italian University (“ASSIGNOR”), represents and warrants that it is the owner of the right, title, and interest to certain new and useful improvements for which ASSIGNOR has filed the following applications in the United States and other countries (“the Patent Applications”):

Application No.	Filing Date	Title
US 62/321,558	12 April 2016	TREATMENT OF ASCITES
US 62/267,510	15 December 2015	TREATMENT OF ASCITES
US 62/186,638	30 June 2015	TREATMENT OF ASCITES
PCT/US2016/40284	30 June 2016	TREATMENT OF ASCITES
US 15/198,050	30 June 2016	TREATMENT OF ASCITES
JP 2016/128584	29 June 2016	TREATMENT OF ASCITES

WHEREAS, BioVie, Inc., having a place of business at 100 Cummings Center, Suite 247-C, Beverly, Massachusetts 01915 (hereinafter “ASSIGNEE”) desires to purchase the entire right, title, and interest in and to the inventions disclosed in the Patent Applications;

NOW, THEREFORE, be it known that, for good and valuable consideration, receipt of which is hereby acknowledged, ASSIGNOR hereby further acknowledges that it has sold, assigned, and transferred, and by these presents does hereby sell, assign, and transfer, unto ASSIGNEE, its successors, legal representatives, and assigns, the entire right, title, and interest throughout the world in, to, and under the said improvements, and the said Patent Applications and all Patents that may be granted thereon, and all provisional applications relating thereto, and all divisions, continuations, reissues, reexaminations, renewals, and extensions thereof, and all rights of priority under International Conventions and applications for Letters Patent that may hereafter be filed for said improvements or for the said Patent Applications in any country or countries foreign to the United States; and ASSIGNOR hereby authorizes and requests the Commissioner of Patents of the United States, and any Official of any country foreign to the United States, whose duty it is to issue patents on applications as aforesaid, to issue all Letters Patent for said improvements and all Letters Patents resulting from the Patent Applications to ASSIGNEE, its successors, legal representatives, and. assigns, in accordance with the terms of this Agreement.

ASSIGNOR does hereby sell, assign, transfer, and convey to ASSIGNEE, its successors, legal representatives, and assigns all claims for damages and all remedies arising out of any violation of the rights assigned hereby that may have accrued prior to the date of assignment to ASSIGNEE, or may accrue hereafter, including, but not limited to, the right to sue for, collect, and retain damages for past infringements of the said Patents before or after issuance;

ASSIGNOR hereby covenants and agrees that it will communicate to ASSIGNEE, its successors, legal representatives, and assigns any facts known to ASSIGNOR respecting the Patent

Applications immediately upon becoming aware of those facts, and that it will testify in any legal proceeding involving any of the Patent Applications, will sign all lawful papers, execute all divisional, continuing, and reissue applications, make all rightful oaths, and will generally do everything possible to aid ASSIGNEE, its successors, legal representatives, and assigns to obtain and enforce the Patent Applications in all countries.

I hereunto set my hand and seal this 22nd day of September, 2016.

University of Padova

		By:	/s/ Emanuela Ometto

		Name Printed:	Emanuela Ometto

		Title:	Il Direttore Generale

Accepted by:

BioVie Inc.

By:	/s/ Jonathan M. Adams

Name Printed:	Jonathan M. Adams

Title:	CEO

Date:	July 25th, 2016